UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

Owens Corning

(Exact name of registrant as specified in its charter)

DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway Toledo, OH		43659
(Address of principal executive offices)		(Zip Code)

419-248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2010, Owens Corning (the “Company”) announced certain organizational changes affecting its executive officers. A copy of the press release announcing these changes is attached as Exhibit 99.1 hereto.

Appointment of Executive Officers

Effective December 15, 2010, Charles E. Dana was appointed as the Company’s Group President, Building Materials. Mr. Dana has been the Company’s Group President, Composite Solutions since 2008.

Effective December 15, 2010, Arnaud Genis was appointed as the Company’s Group President, Composite Solutions, to fill the vacancy created by the reassignment of Mr. Dana. Mr. Genis has been the Company’s Vice President and Managing Director for the Company’s European Composites Solutions Business since 2007.

Departure of Executive Officer

Effective December 15, 2010, Karel Czanderna resigned as an executive officer of the Company and as the Company’s Group President, Building Materials. Ms. Czanderna has agreed to work with her successor through February 15, 2011 to ensure a smooth transition.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: December 15, 2010	By:	/s/ Stephen K. Krull
Stephen K. Krull
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 15, 2010.